UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 577-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Global Market

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders of Eloxx Pharmaceuticals, Inc. (the “Company”) was held on May 29, 2019.

(b) Stockholders voted on the matters set forth below:

Proposal 1. Election of Directors:

	For	Withheld	Broker Non-Votes
Robert E. Ward	20,100,455	37,113	0
Zafrira Avnur, Ph.D.	20,012,029	125,539	0
Tomer Kariv	20,059,146	78,422	0
Martijn Kleijwegt	20,103,792	33,776	0
Silvia Noiman, Ph.D.	20,052,323	85,245	0
Ran Nussbaum	19,997,672	139,896	0
Steven Rubin	17,805,724	2,331,844	0
Jasbir Seehra, Ph.D.	20,103,793	33,775	0
Gadi Veinrib	20,029,793	107,775	0

Proposal 2. Ratification of Appointment Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019:

For	24,546,266
Against	2,507
Abstain	17,363
Broker Non-Votes	N/A

Proposal 3. Advisory Vote on Executive Compensation:

For	20,019,313
Against	108,129
Abstain	10,126
Broker Non-Votes	4,428,568

Proposal 4. Advisory Vote on the Frequency of the Vote on Executive Compensation:

One Year	20,050,168
Two Years	1,349
Three Years	83,256
Abstain	2,795
Broker Non-Votes	0

(c) Not applicable.

(d) The Board of Directors of the Company has determined that, in light of the results of the advisory vote on the frequency of future advisory votes on executive compensation (proposal 4), the Company intends to hold such votes each year until the next required vote on the frequency of such advisory votes on executive compensation (no later than the annual meeting to be held in 2025).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

Date: May 29, 2019
	By:	/s/ Gregory Weaver
Gregory Weaver
Chief Financial Officer